Exhibit 99.01
Green Dot Reports Third Quarter 2025 Results; Raises 2025 Guidance
Performance Driven by Momentum in Embedded Finance with New BaaS and Money Processing Partners, and Continued Improvements in Operations and Balance Sheet Management
Provo, UT - November 10, 2025 - Green Dot Corporation (NYSE: GDOT), a financial technology and bank holding company that delivers seamless banking and payments solutions to consumers and businesses of all sizes, today reported its financial results for the quarter ended September 30, 2025.
“We delivered a strong third quarter with results exceeding expectations as we added and launched new BaaS partners and drove further improvements and efficiencies in our operations,” said William Jacobs, Interim Chief Executive Officer of Green Dot. “As we capitalized on the increasing demand for our embedded finance and BaaS solutions, we also made progress on improving trends in our Consumer segment with new financial service center partners.”
Consolidated Results Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$494,826	$409,743	21%	$1,557,876	$1,268,852	23%
Net loss	$(30,791)	$(7,840)	293%	$(52,043)	$(31,805)	64%
Diluted loss per common share	$(0.56)	$(0.15)	273%	$(0.95)	$(0.60)	58%

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$491,853	$406,019	21%	$1,548,981	$1,255,998	23%
Adjusted EBITDA[1]	$23,571	$28,315	(17)%	$159,555	$121,545	31%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	4.8%	7.0%	(2.2)%	10.3%	9.7%	0.6%
Non-GAAP net income[1]	$3,515	$6,988	(50)%	$84,160	$51,814	62%
Non-GAAP diluted earnings per share[1]	$0.06	$0.13	(54)%	$1.49	$0.96	55%
Cash at the holding company was approximately $78 million as of September 30, 2025.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last seven calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2025			2024
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$39,505	$38,545	$37,252	$35,282	$33,473	$32,130	$30,755
Number of active accounts	3.51	3.48	3.58	3.67	3.46	3.41	3.51
Purchase volume	$4,736	$4,991	$5,113	$5,152	$4,887	$5,012	$5,274
B2B Services
Gross dollar volume	$35,868	$34,620	$33,014	$31,222	$29,490	$28,116	$26,255
Number of active accounts	1.89	1.81	1.78	1.79	1.68	1.65	1.58
Purchase volume	$2,006	$2,000	$1,986	$2,070	$1,983	$1,976	$1,935
Consumer Services
Gross dollar volume	$3,637	$3,925	$4,238	$4,060	$3,983	$4,014	$4,500
Number of active accounts	1.62	1.67	1.80	1.88	1.78	1.76	1.93
Direct deposit active accounts	0.40	0.41	0.41	0.43	0.44	0.45	0.46
Purchase volume	$2,730	$2,991	$3,127	$3,082	$2,904	$3,036	$3,339
Money Movement
Number of cash transfers	7.43	7.52	7.51	8.14	8.22	8.15	7.77
Number of tax refunds processed	0.20	3.73	7.98	0.15	0.19	4.20	9.28
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

"We believe the results reflect the company’s continued focus on execution of its strategic priorities which includes developing deeper relationships with our partners while focusing on driving efficiency and productivity," said Jess Unruh, Chief Financial Officer of Green Dot. "With the performance we have seen year to date we are comfortable raising our outlook for the year."

2025 Financial Guidance
Green Dot has provided its updated financial outlook for 2025. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. In particular, its outlook reflects several considerations, including but not limited to the current macro-economic environment, the effect of inflation and interest rates, negative trends within certain channels of its business, investment in strategic initiatives and compliance programs, and cost reduction initiatives. Additionally, any expenses associated with Green Dot's process to evaluate strategic alternatives are expressly excluded from its non-GAAP financial measures and outlook. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.

Total Non-GAAP Operating Revenues2
•Green Dot continues to expect its full year non-GAAP total operating revenues2 to be between $2.0 billion and $2.1 billion.
Adjusted EBITDA2
•Green Dot now expects its full year adjusted EBITDA2 to be between $165 million and $175 million, up from its previous guidance range of $160 million to $170 million.
Non-GAAP EPS2
•Green Dot now expects its full year non-GAAP EPS2 to be between $1.31 and $1.44, up from its previous guidance range of $1.28 to $1.42.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$165.0	$175.0
Depreciation and amortization*	(64.0)	(64.0)
Net interest expense	(6.0)	(6.0)
Non-GAAP pre-tax income	$95.0	$105.0
Tax impact**	(20.9)	(23.1)
Non-GAAP net income	$74.1	$81.9
Diluted weighted-average shares issued and outstanding	56.7	56.7
Non-GAAP earnings per share	$1.31	$1.44

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 22% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss third quarter 2025 financial results today at 5:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Monday, November 17, 2025.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of Green Dot's executive officers and under the heading "2025 Financial Guidance," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, impacts from and changes in general economic conditions on Green Dot’s business, results of operations and financial condition, shifts in consumer behavior towards electronic payments, the potential impact on our business of our previously-disclosed strategic review process due to uncertainties in connection therewith, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart or other large partners, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to governmental policies or rulemaking or enforcement priorities affecting financial institutions or to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the financial services industry that impact debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 10, 2025, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions or divestitures; amortization attributable to deferred financing costs; impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition; realized gains and losses on available-for-sale investment securities; restructuring and other charges; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology platform and registered bank holding company that builds banking and payment solutions to create value, retain and reward customers, and accelerate growth for businesses of all sizes. For more than two decades, Green Dot has delivered financial tools and services that address the most pressing financial needs of consumers and businesses, and that transform the way people and businesses manage and move money.

Green Dot delivers a broad spectrum of financial products to consumers and businesses through its portfolio of brands, including: GO2bank, a leading digital and mobile bank account offering simple, secure and useful banking for Americans living paycheck to paycheck; the Green Dot Network (“GDN”) of more than 90,000 retail distribution and cash access locations nationwide; Arc by Green Dot, the single-source embedded finance platform combining all of Green Dot’s secure banking and money processing capabilities to power businesses at all stages of growth; rapid! wage and disbursements solutions, providing pay card and earned wage access services to more than 6,000 businesses and their employees; and Santa Barbara TPG (“SBTPG”), the company’s tax division, which processes approximately 14 million tax refunds annually.

Founded in 1999, Green Dot has managed more than 80 million accounts to date both directly and through its partners. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,637,321	$1,592,391
Restricted cash	44	44
Investment securities available-for-sale, at fair value	—	24,152
Settlement assets	718,189	616,172
Accounts receivable, net	145,822	132,007
Prepaid expenses and other assets	55,489	63,424
Income tax receivable	12,661	—
Total current assets	2,569,526	2,428,190
Investment securities available-for-sale, at fair value	2,326,288	2,008,650
Loans to bank customers, net of allowance for credit losses of $21,988 and $17,542 as of September 30, 2025 and December 31, 2024, respectively	37,139	31,961
Prepaid expenses and other assets	158,887	242,707
Property, equipment, and internal-use software, net	200,691	188,363
Operating lease right-of-use assets	2,896	10,823
Deferred expenses	813	1,242
Net deferred tax assets	90,509	124,405
Goodwill and intangible assets	380,451	397,941
Total assets	$5,767,200	$5,434,282
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$107,098	$103,765
Deposits	4,215,340	4,010,520
Obligations to customers	247,221	236,616
Settlement obligations	53,171	48,482
Amounts due to card issuing banks for overdrawn accounts	—	84
Other accrued liabilities	159,133	87,675
Operating lease liabilities	1,424	2,416
Deferred revenue	4,775	6,279
Income tax payable	222	6,648
Total current liabilities	4,788,384	4,502,485
Other accrued liabilities	402	1,045
Operating lease liabilities	1,683	8,641
Notes payable	63,442	48,526
Total liabilities	4,853,911	4,560,697

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2025 and December 31, 2024; 55,421 and 54,227 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	56	55
Additional paid-in capital	421,866	408,010
Retained earnings	691,559	743,602
Accumulated other comprehensive loss	(200,192)	(278,082)
Total stockholders’ equity	913,289	873,585
Total liabilities and stockholders’ equity	$5,767,200	$5,434,282

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$393,063	$310,372	$1,150,240	$878,002
Cash processing revenues	33,766	34,897	201,623	198,447
Interchange revenues	45,329	48,397	140,215	148,950
Interest income, net	22,668	16,077	65,798	43,453
Total operating revenues	494,826	409,743	1,557,876	1,268,852
Operating expenses:
Sales and marketing expenses	48,243	52,626	158,090	167,948
Compensation and benefits expenses	63,411	61,795	193,472	189,967
Processing expenses	309,311	228,227	887,841	631,789
Other general and administrative expenses	86,790	70,027	257,258	295,193
Restructuring and other charges	19,902	—	19,902	—
Total operating expenses	527,657	412,675	1,516,563	1,284,897
Operating (loss) income	(32,831)	(2,932)	41,313	(16,045)
Interest expense, net	1,555	1,577	4,572	4,306
Other (expense), net	(1,338)	(3,705)	(101,733)	(10,045)
Loss before income taxes	(35,724)	(8,214)	(64,992)	(30,396)
Income tax (benefit) expense	(4,933)	(374)	(12,949)	1,409
Net loss	$(30,791)	$(7,840)	$(52,043)	$(31,805)

Basic loss per common share:	$(0.56)	$(0.15)	$(0.95)	$(0.60)
Diluted loss per common share	$(0.56)	$(0.15)	$(0.95)	$(0.60)
Basic weighted-average common shares issued and outstanding:	55,400	53,722	54,966	53,373
Diluted weighted-average common shares issued and outstanding:	55,400	53,722	54,966	53,373

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
	(In thousands)
Operating activities
Net loss	$(52,043)	$(31,805)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	47,530	47,732
Amortization of intangible assets	15,599	16,295
Provision for uncollectible overdrawn accounts from purchase transactions	11,247	15,509
Provision for loan losses	19,138	22,471
Stock-based compensation	14,017	24,059
Losses in equity method investments	81,901	11,931
Realized loss on available-for-sale investment securities	24,779	—
Amortization of discount on available-for-sale investment securities	(343)	(1,614)
Impairment of long-lived assets	2,023	4,944
Other	(4,384)	(1,810)
Changes in operating assets and liabilities:
Accounts receivable, net	(25,062)	9,997
Prepaid expenses and other assets	10,847	16,024
Deferred expenses	429	320
Accounts payable and other accrued liabilities	76,311	(24,534)
Deferred revenue	(2,144)	157
Income tax receivable/payable	(18,650)	(4,803)
Other, net	(168)	(478)
Net cash provided by operating activities	201,027	104,395

Investing activities
Purchases of available-for-sale investment securities	(1,083,583)	(11,845)
Proceeds from maturities of available-for-sale securities	146,355	154,682
Proceeds from sales and calls of available-for-sale securities	730,801	273
Payments for property, equipment and internal-use software	(58,696)	(52,168)
Net changes in loans	(20,315)	(24,366)
Investment in TailFin Labs, LLC	—	(35,000)
Proceeds from other investments	—	55,088
Other investing activities	(2,019)	(846)
Net cash (used in) provided by investing activities	(287,457)	85,818

Financing activities
Borrowings on notes payable	14,860	44,551
Borrowings on revolving line of credit	—	238,000
Repayments on revolving line of credit	—	(299,000)
Proceeds from exercise of options and ESPP purchases	2,634	2,719
Taxes paid related to net share settlement of equity awards	(2,794)	(1,988)
Net changes in deposits	204,006	547,477
Net changes in settlement assets and obligations to customers	(86,723)	46,013
Deferred financing costs	(623)	(894)
Net cash provided by financing activities	131,360	576,878

Net increase in unrestricted cash, cash equivalents and restricted cash	44,930	767,091
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,592,435	686,502
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,637,365	$1,453,593

Cash paid for interest	$8,069	$9,896
Cash paid for income taxes	$5,516	$6,003

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,637,321	$1,453,549
Restricted cash	44	44
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,637,365	$1,453,593

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Segment Revenue	(In thousands)
B2B Services	$364,223	$276,402	$1,054,864	$769,658
Consumer Services	88,331	98,046	276,686	295,278
Money Movement Services	29,819	31,854	190,914	187,967
Corporate and Other	9,480	(283)	26,517	3,095
Total segment revenues	491,853	406,019	1,548,981	1,255,998
Embedded finance commissions and processing expenses (9)	4,554	4,346	13,544	14,492
Other income (10)	(1,581)	(622)	(4,649)	(1,638)
Total operating revenues	$494,826	$409,743	$1,557,876	$1,268,852

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Segment Profit	(In thousands)
B2B Services	$29,540	$27,736	$84,672	$65,097
Consumer Services	31,718	39,389	98,444	107,097
Money Movement Services	12,904	12,717	123,842	113,855
Corporate and Other	(50,591)	(51,527)	(147,403)	(164,504)
Total segment profit *	23,571	28,315	159,555	121,545
Reconciliation to loss before income taxes
Depreciation and amortization of property, equipment and internal-use software	16,268	15,473	47,530	47,732
Stock based compensation and related employer taxes	5,274	8,210	14,476	24,429
Amortization of acquired intangible assets	5,200	5,246	15,599	16,295
Impairment charges	1,157	8	2,023	8,528
Legal settlements and related expenses	2,357	869	4,550	32,896
Restructuring and other charges	19,902	—	19,902	—
Other expense, net	6,244	1,441	14,162	7,710
Operating (loss) income	(32,831)	(2,932)	41,313	(16,045)
Interest expense, net	1,555	1,577	4,572	4,306
Other (expense), net	(1,338)	(3,705)	(101,733)	(10,045)
Loss before income taxes	$(35,724)	$(8,214)	$(64,992)	$(30,396)
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the businesses primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, transaction losses and fraud management, and customer support and related expenses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Business to Business ("B2B") Services, 2) Consumer Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of inter-segment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees and certain third-party contractors, professional services fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when it is evaluating overall consolidated financial results are excluded from its unallocated corporate expenses.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Total operating revenues	$494,826	$409,743	$1,557,876	$1,268,852
Embedded finance commissions and processing expenses (9)	(4,554)	(4,346)	(13,544)	(14,492)
Other income (10)	1,581	622	4,649	1,638
Non-GAAP total operating revenues	$491,853	$406,019	$1,548,981	$1,255,998

Reconciliation of Net Loss to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net loss	$(30,791)	$(7,840)	$(52,043)	$(31,805)
Stock-based compensation and related employer payroll taxes (3)	5,274	8,210	14,476	24,429
Amortization of acquired intangible assets (4)	5,200	5,246	15,599	16,295
Transaction and related acquisition costs (4)	2,416	—	3,838	—
Amortization of deferred financing costs (5)	135	54	486	126
Impairment charges (5)	1,157	8	2,023	8,528
Legal settlements and related expenses (5)	2,357	869	4,550	32,896
Losses in equity method investments (5)	3,199	4,472	81,901	11,931
Change in fair value of loans held for sale (5)	(140)	(9)	(152)	(244)
Realized loss on available-for-sale investment securities (5)	—	—	24,779	—
Extraordinary severance expenses (6)	2,086	635	5,464	6,072
Restructuring and other charges (7)	19,902	—	19,902	—
Other expense (income), net (5)	21	48	65	(4)
Income tax effect (8)	(7,301)	(4,705)	(36,728)	(16,410)
Non-GAAP net income	$3,515	$6,988	$84,160	$51,814
Diluted earnings (loss) per common share
GAAP	$(0.56)	$(0.15)	$(0.95)	$(0.60)
Non-GAAP	$0.06	$0.13	$1.49	$0.96

Diluted weighted-average common shares issued and outstanding
GAAP	55,400	53,722	54,966	53,373
Non-GAAP	57,414	54,690	56,316	53,931

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Diluted weighted-average shares issued and outstanding	55,400	53,722	54,966	53,373
Anti-dilutive shares due to GAAP net loss	2,014	968	1,350	558
Non-GAAP diluted weighted-average shares issued and outstanding	57,414	54,690	56,316	53,931

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Class A common stock outstanding as of September 30:	55,421	53,751	55,421	53,751
Weighting adjustment	(21)	(29)	(455)	(378)
Dilutive potential shares:
Service based restricted stock units	1,872	913	1,277	530
Performance-based restricted stock units	90	10	49	4
Employee stock purchase plan	52	45	24	24
Diluted weighted-average shares issued and outstanding	57,414	54,690	56,316	53,931

Reconciliation of Net Loss to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Net loss	$(30,791)	$(7,840)	$(52,043)	$(31,805)
Interest expense, net (2)	1,555	1,577	4,572	4,306
Income tax (benefit) expense	(4,933)	(374)	(12,949)	1,409
Depreciation and amortization of property, equipment and internal-use software (2)	16,268	15,473	47,530	47,732
Stock-based compensation and related employer payroll taxes (2)(3)	5,274	8,210	14,476	24,429
Amortization of acquired intangible assets (2)(4)	5,200	5,246	15,599	16,295
Transaction and related acquisition costs (2)(4)	2,416	—	3,838	—
Impairment charges (2)(5)	1,157	8	2,023	8,528
Legal settlements and related expenses (2)(5)	2,357	869	4,550	32,896
Losses in equity method investments (2)(5)	3,199	4,472	81,901	11,931
Change in fair value of loans held for sale (2)(5)	(140)	(9)	(152)	(244)
Realized loss on available-for-sale investment securities (2)(5)	—	—	24,779	—
Extraordinary severance expenses (2)(6)	2,086	635	5,464	6,072
Restructuring and other charges (7)	19,902	—	19,902	—
Other expense (income), net (2)(5)	21	48	65	(4)
Adjusted EBITDA	$23,571	$28,315	$159,555	$121,545

Non-GAAP total operating revenues	$491,853	$406,019	$1,548,981	$1,255,998
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	4.8%	7.0%	10.3%	9.7%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions)
Total operating revenues	$2,012	$2,112
Adjustments (9)(10)	(12)	(12)
Non-GAAP total operating revenues	$2,000	$2,100

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Loss (1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions)
Net loss	$(72.8)	$(65.2)
Adjustments (11)	237.8	240.2
Adjusted EBITDA	$165.0	$175.0

Non-GAAP total operating revenues	$2,100	$2,000
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	7.9%	8.8%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Loss(1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions, except per share data)
Net loss	$(72.8)	$(65.2)
Adjustments (11)	146.8	147.1
Non-GAAP net income	$74.1	$81.9
Diluted earnings (loss) per share
GAAP	$(1.32)	$(1.18)
Non-GAAP	$1.31	$1.44

Diluted weighted-average shares issued and outstanding
GAAP	55.2	55.2
Anti-dilutive shares due to GAAP net loss	1.5	1.5
Non-GAAP	56.7	56.7

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, restructuring and other charges, certain legal settlement and related expenses, earnings or losses from equity method investments, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $5.3 million and $8.2 million for the three months ended September 30, 2025 and 2024, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain expenses that are the result of acquisition or divestiture activities, including a sale in connection with its evaluation of strategic alternatives. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot may also from time to time incur gains or losses from divestitures of a business or other sale activities, as well as professional and legal fees and other direct expenses associated with such transactions. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements and related expenses, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized gains and losses on available-for-sale investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three months ended September 30, 2025, Green Dot recorded $2.1 million related to extraordinary severance expenses, which were paid out in connection with reductions in force and other extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)During the three months ended September 30, 2025, Green Dot recorded $19.9 million for restructuring and other charges related specifically to the closure of its China operations. The expenses primarily include employee severance expenses, and to a lesser extent, lease termination and related charges and other direct costs incurred as a result of its exit plan. Green Dot excludes restructuring and other charges primarily because these costs are not reflective of ongoing operating results, nor are considered normal, recurring cash operating expenses.
(8)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units expense as of September 30, 2025.
(9)Represents commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition. This adjustment is netted against revenues when evaluating segment performance.
(10)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available-for-sale.
(11)These amounts represent estimated adjustments for items such as income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, transaction costs from acquisitions or divestitures, amortization attributable to deferred financing costs, impairment charges, extraordinary severance expenses, restructuring and other charges, earnings and losses from equity method investments, changes in the fair value of loans held for sale, legal settlements and related expenses, realized gains and losses on available-for-sale investment securities and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).